Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, in his capacity as an officer, that, to such person’s knowledge:

(a)the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 28, 2015, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2015

By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer

By:	/s/ Anthony D. Laday
Anthony D. Laday
Chief Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.